AS FILED:  MAY 7, 2001                                    SEC FILE NO. 333-43822
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                           CALDERA INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                           87-0662823
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

                             ----------------------

                             240 West Center Street
                                Orem, Utah 84057
                            Telephone: (801) 765-4999
                    (Address of Principal Executive Offices,
                               including Zip Code)

                  CALDERA SYSTEMS, INC. 1998 STOCK OPTION PLAN
                                       AND
             CALDERA SYSTEMS, INC. 1999 OMNIBUS STOCK INCENTIVE PLAN
                                       AND
             CALDERA SYSTEMS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                        Ransom H. Love                                                   Copy to:
                   Chief Executive Officer                                            Keith L. Pope
                    Caldera Systems, Inc.                                              Seth R. King
                    240 West Center Street                                  Parr Waddoups Brown Gee & Loveless
                       Orem, Utah 84057                                     185 South State Street, Suite 1300
                        (801) 765-4999                                          Salt Lake City, Utah 84111
 (Name, address and telephone number, including area code, of                         (801) 532-7840
                      agent for service)

         This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, by Caldera International, Inc., a Delaware corporation ("Caldera International"), successor to Caldera Systems, Inc. ("Caldera Systems").

         On May 4, 2001, the shareholders of Caldera Systems voted to approve a reorganization pursuant to which Caldera Systems became a wholly-owned subsidiary of Caldera International and the shares of Caldera International were issued in exchange for the shares of Caldera Systems on the basis of one share for each share of Caldera Systems issued and outstanding. Pursuant to Rule 414(d) under the Securities Act of 1933, Caldera International, as successor to Caldera Systems, hereby adopts this Registration Statement as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

         The contents of the initial filing of the Registration Statement on Form S-8, Number 333-43822, including each respective amendment thereto, are hereby incorporated herein by this reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Caldera International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah on this 3rd day of May, 2001.


                                              CALDERA INTERNATIONAL, INC.


                                              By   /s/ Ransom H. Love
                                                --------------------------------
                                                Ransom H. Love
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

              SIGNATURE                                          TITLE                             DATE
              ---------                                          -----                             ----
                                                      Chief Executive Officer and
         /s/ Ransom H. Love                           Director (principal executive             May 3, 2001
--------------------------------------------          officer)
Ransom H. Love


         /s/ Robert K. Bench                          Chief Financial Officer                   May 3, 2001
--------------------------------------------          (principal accounting and
Robert K. Bench                                       financial officer)

         /s/ Ralph J. Yarro III                       Chairman of the Board of                  May 3, 2001
--------------------------------------------          Directors
Ralph J. Yarro III
By Ransom H. Love, Attorney-in-Fact

                                                      Director
--------------------------------------------
Steve Cakebread


         /s/ Edward E. Iacobucci                      Director                                  May 3, 2001
--------------------------------------------
Edward E. Iacobucci
By Ransom H. Love, Attorney-in-Fact


         /s/ Raymond J. Noorda                        Director                                  May 3, 2001
--------------------------------------------
Raymond J. Noorda
By Ransom H. Love, Attorney-in-Fact


         /s/ Thomas P. Raimondi, Jr.                  Director                                  May 3, 2001
--------------------------------------------
Thomas P. Raimondi, Jr.
By Ransom H. Love, Attorney-in-Fact



                                       3